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                                                                    EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form S-4 of Tele-Communications, Inc. and TCI Music, Inc. of our report dated February 14, 1996, relating to the combined financial statements of VII Cable which appears in the Current Report on Form 8-K of Tele-Communications, Inc. dated June 19, 1996. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus included within the Registration Statement.


/s/  PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

San Jose, California

June 11, 1997